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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2001

Chiron Corporation
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-12798 (Commission File Number)	94-2754624 (IRS Employer Identification No.)
4560 Horton Street, Emeryville, CA 94608 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (510) 655-8730

N/A (Former name or former address, if changed since last report)

Item 5.  Other Events.

Chiron Corporation ("Chiron" or the "Company") announced on June 6, 2001 that it intends to raise approximately $400 million through an offering of 30-year Liquid Yield Option™ Notes (LYONs). The Company may raise up to an additional $100 million upon exercise of an over-allotment option granted by the Company in connection with the offering. The LYONs will be zero-coupon senior notes convertible into shares of Chiron common stock. The Company intends to use the net proceeds from the offering for general corporate purposes.

Item 7.  Financial Statements and Exhibits.

    (c)  Exhibits.

EXHIBIT NUMBER

99.1	Press release by Chiron Corporation dated June 6, 2001, relating to Registrant's announcement of its intention to offer 30-year Liquid Yield Option Notes, referred to in Item 5 above.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
Date: June 6, 2001	By:	/s/ WILLIAM G. GREEN William G. Green Senior Vice President, General Counsel and Secretary

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Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES